UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)     December 23, 1998
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                                MBNA Corporation
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              (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                              19884
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)

Item 5.  Other Events


     On December 23, 1998, MBNA Corporation executed a definitive agreement with PNC Bank, National Association, to acquire PNC National Bank, located in Wilmington, Delaware, a specialized credit card issuing bank. PNC National Bank has credit card receivables of approximately $2.9 billion. The purchase price represents a 15 percent premium on the credit card receivables. The sale includes PNC-branded and AAA-branded affinity credit card accounts. The transaction is expected to close in the first quarter of 1999, subject to regulatory approvals. MBNA Corporation has also entered into long-term agreements with both PNC Bank, National Association, and AAA Financial Services Corp., the financial service arm of AAA.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                        MBNA CORPORATION


Date:  December 28, 1998                      By:  /s/   M. Scot Kaufman
                                                   ---------------------------
                                                         M. Scot Kaufman
                                                    Executive Vice President
                                                   and Chief Financial Officer